Exhibit 5.2

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

November 27, 2024

VIA ELECTRONIC MAIL

TC Biopharm (Holdings) PLC

Maxim 1, 2 Parklands Way

Holytown, Motherwell, ML1 4WR

Scotland, United Kingdom

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TC Biopharm (Holdings) PLC, a public limited company incorporated in Scotland pursuant to the Companies Act 2006, as amended (the “Company”), in connection with the Registration Statement on Form F-3 (as amended, the “Registration Statement”), filed by the Company on November 27, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of up to $100,000,000 in aggregate offering proceeds, of the following securities of the Company (collectively, the “Securities”):

●	ordinary shares, nominal value £0.0001 per share (the “Ordinary Shares”), represented by American Depositary Shares (the “ADSs”);

●	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, but which may not be guaranteed by any affiliates of the Company or any other person, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.6 or Exhibit 4.7 to the Registration Statement (the “Indenture”);

●	warrants to purchase Ordinary Shares represented by ADSs, and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);

●	rights to purchase Ordinary Shares represented by ADSs, and/or Debt Securities or other securities of the Company (the “Rights”), which may be issued under one or more rights agreements (each, a “Rights Agreement”) to be entered into by and between the Company and a bank, trust company or other rights agent to be named therein (the “Rights Agent”); and

●	units consisting of one or more Ordinary Shares represented by ADSs, Debt Securities, and/or Warrants (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and the other parties thereto (the “Unit Parties”).

November 27, 2024 Page 2

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; (vi) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (vii) that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then operative Articles of Association, as amended (the “Charter”), and do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets; (viii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable; and (x) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Charter or the Charter grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights. It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

November 27, 2024 Page 3

With respect to our opinion as to the ADSs or other Securities convertible into, exercisable for, or including ADSs, we have been advised by the Company and for purposes of this opinion we have assumed that, at the time of issuance and sale, a sufficient number of ADSs are authorized and available for issuance and that the consideration for the issuance and sale of the ADSs (or Debt Securities convertible into ADSs, or for Warrants or Rights exercisable for ADSs, or Units consisting of or including ADSs) is in an amount that is not less than the par value of the ADSs. We have also assumed with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such Debt Securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission). We have also assumed that with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Rights or relating to any Units, the applicable convertible Debt Securities or Warrants or Rights or Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. We have also assumed with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 6-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We have also assumed with respect to the Rights offered under the Registration Statement, that (a) such Rights will be issued pursuant to a Rights Agreement, (b) the Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 6-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Rights will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We have also assumed with respect to the Units offered under the Registration Statement, that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 6-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements, Rights Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

Our opinion is limited to the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Ordinary Shares or ADSs under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. Various matters concerning the laws of Scotland are addressed in the opinion of Addleshaw Goodard LLP, separately provided to you.

November 27, 2024 Page 4

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, which the Company has received, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Rights issued under a Rights Agreement and offered under the Registration Statement, provided that (i) the Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (ii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; and (iv) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the Rights Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Rights are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Rights, when issued and sold in accordance with the Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Parties by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

November 27, 2024 Page 5

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Warrants, Rights and Units and the applicable Warrant Agreements, Subscription Agreements and Unit Agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

November 27, 2024 Page 6

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, and any Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton, LLP
Sheppard, Mullin, Richter & Hampton, LLP

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